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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                       SETTLEMENT AND SEPARATION AGREEMENT

      SETTLEMENT AND SEPARATION AGREEMENT, dated this 27th day of August, 2004 (this "Agreement"), by and among John A. Williams, an individual resident of the State of Georgia ("Williams"), and The John A. Williams Irrevocable Trust Dated January 27, 1995 (the "Trust"), on the one hand, and Post Properties, Inc., a Georgia corporation (the "Company"), Post GP Holdings, Inc., a Georgia corporation ("Holdings"), Post Apartment Homes, L.P., a Georgia limited partnership ("Post Apartment Homes") and Post Services, Inc., a Georgia corporation ("Services"), on the other.

      WHEREAS, certain disputes have arisen between Williams and the Company, including disputes relating to various policies and the Company's management, and disputes relating to certain payments which Williams believes are due to him from the Company and certain payments which the Company believes are due to it from Williams and his son, John A. Williams, Jr.;

      WHEREAS, Williams and the Company are party to: (i) a Master Employment Agreement dated March 25, 2002 (the "Employment Agreement") among Williams, the Company, Holdings, as general partner of Post Apartment Homes, and Services; and
(ii) a Noncompetition Agreement dated as of July 22, 1993 among Williams, the Company and Post Apartment Homes, as amended as of June 1, 1998 (the "Noncompetition Agreement");

      WHEREAS, Williams, the Company, and the other parties thereto desire to terminate the Employment Agreement and the Noncompetition Agreement, and to enter into this Agreement to settle and resolve all disputed matters between them;

      WHEREAS, Post Apartment Homes and the Trust desire to continue, as set forth below, the Split Dollar Insurance Agreement between such parties dated December 23, 1998, as amended on September 29, 1999 (the "Split Dollar Agreement");

      WHEREAS, the Company, Services and Holdings, each acting through its Board of Directors, have determined that their interests and the interests of their respective Affiliates and shareholders would best be served by resolving all disputes with Williams on the terms set forth in this Agreement and receiving the rights and benefits provided to it in this Agreement; and

      WHEREAS, Holdings, as general partner of Post Apartment Homes, has determined that the interests of the partners of Post Apartment Homes would best be served by resolving all disputes with Williams on the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

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      1. Employment Agreement. Effective at 12:01 a.m., Atlanta, Georgia time, on the date first set forth above (the "Effective Time"), the Employment Agreement will be terminated and discharged and will be of no further force or effect, and, subject to the following sentence, all rights, duties, obligations and liabilities thereunder, including any provisions that otherwise would expressly survive termination thereof, will be terminated and extinguished. Any provisions of the Employment Agreement intended to remain in effect from and after the Effective Time are expressly set forth in their entirety in this Agreement.

      2. Noncompetition Agreement; Trade Secrets; Confidential Information; Nonsolicitation of Employees.

      (a) Effective at the Effective Time, the Noncompetition Agreement will be terminated and discharged and will be of no further force or effect, and all rights, duties, obligations and liabilities thereunder, including any provisions that otherwise would expressly survive termination thereof, will be terminated and extinguished. Any provisions of the Noncompetition Agreement intended to remain in effect from and after the Effective Time are expressly set forth in their entirety in this Agreement.

      (b) Williams agrees that he will continue to hold in a fiduciary capacity the Company and its Affiliates, and shall not directly or indirectly use or disclose, any Trade Secret that Williams may have acquired prior to the Effective Time for so long as such information remains a Trade Secret.

      (c) In addition to and not in limitation of the provisions of paragraph 2(b) above, Williams agrees that for a period commencing at the Effective Time and expiring on the second anniversary of the Effective Time, he will hold in a fiduciary capacity for the benefit of the Company and its Affiliates, and shall not directly or indirectly use or disclose, any "Confidential or Proprietary Information" (as such term is hereinafter defined) that Williams may have acquired (whether or not developed or compiled by Williams and whether or not Williams was authorized to have access to such Confidential or Proprietary Information) during the term of, in the course of, or as a result of his employment by the Company or any of its Affiliates, at any time prior to the Effective Time. Williams shall be entitled to assume that any Person, other than Williams or his employees, who has made such information publicly available had the right to do so, unless Williams knows that such is not the case.

      (d) Williams will not, during the period commencing at the Effective Time and expiring on the second anniversary of the Effective Time, seek to employ on his own behalf or on behalf of any other Person which engages, directly or indirectly, in the development, operation, management, leasing, or landscaping of a "Multifamily Property" (as such term is hereinafter defined), any person who was employed as an employee of the Company or any of its Affiliates in an executive, managerial or supervisory capacity at any time prior to the Effective Time by the Company or any of its Affiliates and who has not thereafter ceased to be employed by the Company or any of its Affiliates for a period of at least one (1) year.

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      3. Lump Sum Payment. Upon execution of this Agreement, in full and final satisfaction, settlement and discharge of any and all amounts (whether disputed or undisputed) that (i) the Company believes are owed to it, or any of its Affiliates or Associates which are not natural persons, by Williams and John A. Williams, Jr., and (ii) Williams believes are owed to him by the Company and any of its Affiliates or Associates which are not natural persons, the Company will pay to Williams by wire transfer of immediately available funds to an account specified in writing by Williams, a lump sum amount of $150,000.

      4. Payments and Benefits to Williams. Upon execution of this Agreement, the Company shall pay to Williams the sum of $135,000, by wire transfer of immediately available funds to an account specified in writing by Williams, in full and final satisfaction, settlement and discharge of any and all payments, perquisites, benefits and services to which Williams is entitled under the Employment Agreement as of the Effective Time. Commencing at the Effective Time, in lieu of all payments, perquisites, benefits and services paid to or provided by the Company to Williams pursuant to the Employment Agreement, the Company shall make the following payments and provide the following benefits to
Williams:

      (a) Commencing at the Effective Time and continuing until the first to occur of May 31, 2013 or Williams' death, the Company will pay to Williams an annual amount of $400,000, payable in accordance with the Company's payroll procedures then in effect with respect to its executive officers; provided, however, in the event Williams dies prior to May 31, 2013, there shall be an additional lump sum payment equal to $150,000. The severance payments described herein are made in consideration for the relinquishment of Williams' rights under the Employment Agreement and, accordingly, pursuant to Rev. Ruling 58-301, the severance payments are not subject to tax withholdings.

      (b) Commencing at the Effective Time and continuing until the first to occur of May 31, 2013 or Williams' death, the Company shall continue to make available to Williams for his personal use, under the existing agreement between the Company and NetJets Inc. (Contract No. 1012158), a Falcon 2000 for 100 hours in each consecutive 12-month period starting on July 1, 2004. The Company's obligations pursuant to this paragraph 4(b) shall include all management fees, hours, fuel, tax and flight adjustment charges, insurance (including war risk insurance) and expenses, such as domestic and international positioning and other fees, onboard catering, ground transportation charges and other charges directly related to Williams' use of the airplane; provided, however, that Williams shall promptly pay or reimburse the Company for (1) any international positioning and other international fees, (2) crew expenses, (3) onboard catering charges and (4) ground transportation charges, if and to the extent that such amounts, in the aggregate, exceed $100,000 during any such consecutive 12-month period. In the event a new or amended contract is entered into between the Company and NetJets Inc., the terms of such contract shall be no less favorable to Williams than the terms of Contract No. 1012158 in effect as of June 30, 2004. In the event that a Falcon 2000 airplane is no longer available, it shall be replaced by an airplane having features, amenities and technical specifications not less than those associated with the Falcon 2000 identified in

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Contract No. 1012158. For purposes of calculating the value of benefits provided under this paragraph 4(b) by the Company to Williams or for his benefit, Williams shall be deemed a "retired employee" of the Company within the meaning of Treasury Reg. Section 1.61-21(g) promulgated under the Internal Revenue Code of 1986, as amended.

      (c) Commencing at the Effective Time, the Company will make available to Williams, his spouse and dependent children (up to the age of 23) for his lifetime and, if he has a spouse at his death, to her for her lifetime, and to Williams' dependent children for as long as they remain dependent children (but in no event past age 23), coverage under the group health plan (including medical, hospitalization, vision, dental, prescription and other coverages provided under the group health plan) in which the Company's senior executives continue to participate, or if such coverage cannot reasonably be effected under the terms of such plan, the Company will reimburse (or, at the election of either Williams, his surviving spouse or surviving dependent children, in their sole discretion, pay directly to a provider for their benefit) Williams and such surviving spouse and dependent children for their healthcare expenses to the same extent such expenses would have been reimbursed under the terms of such plan as it was in effect immediately prior to the Effective Time, all subject to the condition that Williams (or, in the event of his death, his spouse or dependent children) pays the Company for such coverage the lesser of (i) the same proportional share of the premiums for such coverage as he paid or, but for Williams' death, would have paid for such coverage immediately prior to the Effective Time, or (ii) the then current employee share of premiums paid by the Company's senior executives for such coverage. The foregoing notwithstanding, Williams shall not participate in any of the disability or life insurance plans or policies applicable to senior executive officers or other employees of the Company or its Affiliates.

      (d) Within thirty calendar days following the Effective Time, Williams, at his own expense, will completely vacate (i) his office space at 4401 Northside Parkway, Atlanta, Georgia, and (ii) his garage space and other reserved parking spaces at or related to such location.

      (e) Williams may retain all furnishings located in his first floor office space at 4401 Northside Parkway, Atlanta, Georgia, and shall be entitled to remove such furnishings at his expense and without interference from the Company or its Affiliates, directly or indirectly. The aggregate value of such furnishings, as reflected on any Forms W-2 or 1099, as applicable, will not exceed $100,000.

      (f) Except as otherwise expressly stated in this Agreement and except for any payments, perquisites and benefits accruing prior to the Effective Time, all other payments, perquisites and benefits provided to or on behalf of the Company or its Affiliates shall cease as of the Effective Time, and after the Effective Time the Company and its Affiliates shall have no obligations to provide to Williams any of the payments, perquisites, benefits and services identified in
Section 2 of the Employment Agreement.

      (g) In accordance with applicable law and any applicable terms of this Agreement, the Company (and its Affiliates) shall provide Williams with such Forms W-

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2 or 1099 (or other tax forms as may be required by applicable law) in connection with all payments, benefits, perquisites or services provided by the Company to Williams under this Agreement.

      5. Stock Options; Partnership Units; Retirement Plans.

      (a) Notwithstanding any provision in any option agreement or option plan to the contrary, all stock options to purchase shares of the Company's stock previously granted to Williams, and all rights Williams has to exercise such options shall remain outstanding and fully exercisable for the full term thereof regardless of any provision to the contrary in any such agreement or plan restricting the time period for exercise following termination of employment or death. Any stock options previously granted to Williams which have not yet vested as of the Effective Time shall fully vest at the Effective Time.

      (b) Nothing contained in this Agreement shall in any way modify, limit or terminate the rights of Williams, the Company or any other Person pursuant to the Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, as amended and restated or superceded (the "Limited Partnership Agreement") and all rights Williams or any Affiliates of Williams have to transfer, convey, sell or convert partnership units in Post Apartment Homes ("Units") into securities of the Company in accordance with the terms and conditions of the Limited Partnership Agreement, shall remain in full force and effect. Notwithstanding anything contained in this Agreement or the Limited Partnership Agreement to the contrary, Post Apartment Homes and Holdings, as general partner of Post Apartment Homes, shall accept the form of Notice of Redemption in the form attached to this Agreement as Exhibit A in lieu of the form attached as Exhibit E to the Limited Partnership Agreement.

      (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall impair or affect any vested rights Williams has in any retirement or investment plan or deferred compensation plan, including without limitation, the Company's Employee Stock Purchase Plan, 401(k) Plan, Profit Sharing Plan and Dividend Reinvestment Plan.

      6. Standstill Covenants. Williams agrees that during the period commencing at the Effective Time and ending on the seventh anniversary of the Effective Time (the "Standstill Expiration Date"), without the prior written consent of the Company's Board of Directors as expressed in a resolution duly adopted by the Board of Directors, neither he, nor any Person acting at his direction, will, directly or indirectly:

      (a) make, engage or participate in, directly or indirectly, any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission (the "SEC")) of proxies or consents (whether or not relating to the election or removal of directors) of matters presented to Company shareholders; seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities (other than members of Williams' immediate family, or for the benefit of such Persons, employees, Affiliates or Associates or others to whom he owes a fiduciary duty in

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connection with the voting of any Voting Securities); initiate, propose or
"solicit" (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such shareholder proposal; otherwise communicate with the Company's shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act in connection with the solicitation of proxies or consents of matters presented to Company shareholders; or participate in any "shareholder access" proposal which may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise, and which involves the Company;

      (b) seek or propose, or make any public statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates;

      (c) acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of Voting Securities generally or otherwise involuntarily or as a result of or pursuant to any action of or by the Company or its agents or designees), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any Voting Securities; provided, however, Williams may acquire Voting Securities upon (i) the exercise or other exchange or conversion of stock options held by him, (ii) the conversion into shares of the Company's common stock of Units beneficially owned by Williams or his Affiliates, or (iii) the issuance or distribution of securities offered under the terms of any shareholder rights or similar plan of the Company;

      (d) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

      (e) act, alone or in concert with others, to control or seek to control, or intentionally influence or seek to influence, the management, Board of Directors or policies of the Company;

      (f) seek, alone or in concert with others, election or appointment to or representation on, or nominate or propose the nomination of any candidate to, the Company's Board of Directors, or seek the removal of any member of the Company's Board of Directors;

      (g) make any publicly disclosed proposal, public statement or public inquiry, or publicly disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of paragraph 6 of this Agreement;

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      (h) enter into any arrangements, understanding or agreements (whether written or oral) with, or finance, or intentionally advise, assist or encourage, any other Person in connection with any of the foregoing or make any investment in or enter into any arrangement with, any other Person with the intent of enabling, assisting or encouraging that Person to engage, or propose to engage, in any of the foregoing; or

      (i) otherwise intentionally take, or solicit, or cause or encourage others to take, any action inconsistent with any of the foregoing.

Notwithstanding anything to the contrary in this paragraph 6, Williams shall not, directly or indirectly, be restricted in any manner in his ability to (x) vote any Voting Securities beneficially owned or controlled by him in his sole discretion, (y) sell, gift, transfer or convey any Voting Securities beneficially owned or controlled by him in his sole discretion or (z) engage in casual conversation with natural persons (so long as such natural persons are not acting on behalf of any other Person) regarding any of the matters identified or described in this paragraph 6; provided, however, Williams shall not engage is such casual conversations with the intent of violating paragraphs 6(a), (b), (c), (e) or (f) above or with the intent of soliciting, causing or encouraging others to take any action inconsistent with paragraphs 6(a), (b),
(c), (e) or (f) above. Notwithstanding anything to the contrary in this paragraph 6, so long as Williams or his Affiliates shall own or control any Units, Williams shall be permitted to make or participate in a bona fide offer to acquire the Company, provided that (i) such offer is for all shares of the Company's outstanding common stock, any outstanding shares of the Company's preferred stock, and all Units, in each case excluding such shares of common stock, preferred stock and Units as are beneficially owned or controlled by the Company or the party or parties making or participating in such offer and their Affiliates; (ii) the consideration offered to the holders of (x) the Company's common stock consists solely of cash and/or shares of common stock and (y) the Company's preferred stock consists of cash, shares of common stock and/or shares of preferred stock, in the cases of both clauses (x) and (y) of a publicly-traded corporation that is then listed on the New York Stock Exchange or traded on the Nasdaq National Market, and has been so listed or traded for a period of not less than one consecutive year, and is eligible to register its securities on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"); (iii) the consideration offered to the holders of Units consists solely of the consideration described in clause (ii) above and/or units of a real estate investment trust operating partnership or other assets permitting the holders of Units to effect a tax-free exchange; (iv) any cash portion of the purchase price is fully financed; (v) no series of debt securities publicly issued and no series or class of preferred stock publicly issued by any corporation whose shares of common stock constitute all or a portion of the consideration being offered is then rated below investment grade by any one of Moody's Investors Service, Standard and Poor's Ratings Services, Duff & Phelps Credit Rating Co. or Fitch Ratings, and if any of the foregoing then no longer provide credit rating services, by any other credit rating agency which is then considered a major U.S. credit rating agency; and (vi) any corporation whose shares of common stock constitute all or a portion of the consideration is eligible to register its securities on Form S-3 under the Securities Act, as such eligibility requirements are then in effect (an offer meeting all conditions contained in clauses (i) through (vi) above is referred to herein as a "Qualifying Offer"). Nothing contained in this paragraph 6 shall

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limit or restrict Williams' ability to engage or participate in a solicitation of proxies or to seek Board of Directors representation for himself or others, if done in good faith in support of, and integral to, a Qualifying Offer which Williams has previously made or participated in and which is then currently pending.

      7. Resignation as Director and Officer. By Williams' execution of this Agreement and the execution of this Agreement by all other parties hereto, Williams hereby resigns, upon such execution by all parties hereto, (i) as a member and as Chairman Emeritus of the Company's Board of Directors, (ii) as a member of all committees of the Board of Directors on which he then serves,
(iii) as a director of any direct or indirect subsidiary and other Affiliates of the Company on whose Board of Directors he then serves and as a member of all committees of any such Board of Directors on which he then serves, (iv) if applicable, as a trustee of (or any similar position with) any benefit plans maintained by, or for the benefit of employees of, the Company or any such subsidiary, (v) if applicable, as an officer of the Company, its direct and indirect subsidiaries and other Affiliates, and (vi) from any other positions he holds with, or at the request of, the Company, or any of its direct or indirect subsidiaries or other Affiliates.

      8. Life Insurance.

      (a) Concurrently with the execution of this Agreement, the Company shall pay, or cause to be paid, the outstanding principal balance of $1,529,213.01 together with a Prepayment Premium of $30,584.26 to Wells Fargo Bank, National Association ("Wells Fargo") pursuant to that certain Credit Agreement dated October 28, 2003 by and between the Trust and Wells Fargo (the "Credit Agreement"), whereupon the Credit Agreement and all Wells Fargo-related collateral assignments shall be terminated, and in connection therewith shall also pay to Wells Fargo, Williams and/or the Trust, as applicable, Termination Costs of $27,008.85 (consisting of a Redeployment Cost of $17,008.85 to Wells Fargo incurred in connection with such prepayment and $5,000.00 of legal costs to each of Williams and the Trust in connection therewith). It being the expectation of the parties hereto that the Company's payment of Prepayment Premium and Termination Costs pursuant to this paragraph, having been incurred by the Company to restore the parties to the positions they would have been in if all premiums on all policies subject to the Split Dollar Agreement had been made as originally contemplated, should not result in taxable compensation to Williams or a taxable gift from Williams to the Trust, the parties hereto agree to take tax reporting positions consistent with that expectation. In the event that the Internal Revenue Service ("IRS") or the Georgia Department of Revenue ("DOR") notifies Williams and/or the Trust in writing that it takes the position that any of the Company's payment of Prepayment Premiums or Termination Costs pursuant to this paragraph 8 results in taxable compensation to Williams and/or a taxable gift from Williams to the Trust, for federal or state tax purposes, the Company will pay to Williams the amount indicated in such IRS and/or DOR notification (including any applicable interest and penalties) together with applicable income, gift, and estate tax gross-up payments with respect to the amounts so payable to the IRS and/or the DOR, within five days following receipt of a copy of said notification together with a written request for payment from or for the benefit of

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Williams ("Payment Request"), calculated on the same terms
as described in Sections 5 and 6 of the Agreement for Continuation of Split Dollar Arrangement and Compliance with Sarbanes-Oxley dated as of October 28, 2003, between Post Apartment Homes and the Trust (the "Split Dollar Continuation Agreement"), which agreement shall survive the execution of this Agreement. The Payment Request shall certify that Williams will (i) not further challenge the position so taken by the IRS and/or DOR; (ii) not take any subsequent tax reporting position inconsistent with the position so taken by the IRS and/or DOR; (iii) pay to the IRS and/or DOR the amount of tax requested by the IRS and/or DOR. Neither Williams nor the Trust shall be required to challenge the IRS and/or DOR notification except as provided below with respect to penalties. Notwithstanding the foregoing, to the extent the amount indicated in such IRS and/or DOR notification includes penalties, Williams agrees to permit the Company to contest the imposition of any such penalties on his behalf with legal representation by Steve Parker and/or Tony Turner, Cohen Pollock Merlin Axelrod & Small, P.C., with the cost of such representation to be paid by the Company. If such contest of the imposition of penalties results in amounts owed by Williams and/or the Trust in excess of those contained in the notification, for interest or otherwise, the Company will promptly pay all such amounts to Williams and/or the Trust, as applicable (and any penalty amount not eliminated by such contest), together with applicable gross-up payments, as if such additional amounts had been included in the original notification. If such contest has not been resolved within 90 days following the date of the Payment Request, the Company will within five days after such 90 day period pay to Williams and/or the Trust, as applicable, the amount of the penalty plus any interest owed as a result of the delay caused by such contest, together with applicable gross-up payments. The Company's obligation to make tax gross-up payments (inclusive of applicable interest and penalties) pursuant to this paragraph shall survive both the termination or expiration of this Agreement and the Split Dollar Continuation Agreement.

      (b) The portion of the Wells Fargo loan repayment allocated to principal shall be treated as if the Company had paid such amount as its portion of premiums on the Policies under the Split Dollar Agreement, and such amount shall be included in computing the total premiums paid by the Company to determine the Company's share of any proceeds received with respect to the Policies. Such deemed payments, however, shall be reduced by the amount, if any, which may be attributable to any interest or other penalties or amounts attributable to such deemed payments because of the timing of such payments under the Split Dollar Agreement. In no event shall the Company or any of its Affiliates be entitled to a pro-ration or refund of any payments previously made by the Company or any of its Affiliates related to the Premium Financing and/or the Policies or otherwise made under the Split Dollar Continuation Agreement, except as provided for under the Split Dollar Agreement and Collateral Assignments listed in paragraph 8(d) below. Capitalized terms used in this paragraph 8 and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Split Dollar Continuation Agreement. The parties hereto acknowledge that the purpose of this paragraph 8(b) is to restore the parties to the positions they would have been in if all premiums on all policies subject to the Split Dollar Agreement had been made as originally contemplated, and if the Split Dollar Continuation Agreement had never gone into effect; that the Split Dollar Continuation Agreement was intended as an

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interim and temporary solution pending resolution of certain legal uncertainties surrounding the payment of premiums under the Split Dollar Agreement; and that neither the Split Dollar Continuation Agreement nor this Agreement is intended to materially modify the provisions of the Split Dollar Agreement as in effect prior to the date of the Split Dollar Continuation Agreement. In particular, the parties hereto acknowledge that, notwithstanding the provisions of the Split Dollar Agreement as originally in effect, at all times since March 25, 2002, by reason of the provisions of the Employment Agreement, the Split Dollar Agreement is terminable only upon the first to occur of the following: (i) May 31, 2013;
(ii) the prior written consent of all parties to the Split Dollar Agreement or
(iii) the death of Williams. Notwithstanding anything contained in this Agreement or any other agreement to the contrary, the obligations of the Company, Williams and the Trust under the Split Dollar Agreement, this paragraph 8 and the collateral assignments listed in paragraph 8(d) below shall survive the termination of this Agreement or the determination or declaration that this Agreement or any provision of this Agreement or the Split Dollar Agreement is no longer in full force and effect.

      (c) Concurrently with the execution of this Agreement, the Company shall pay to Williams the sum of $36,223.10 by wire transfer of immediately available funds to an account specified in writing by Williams, representing the gift tax gross-up specified in Section 6 of the Split Dollar Continuation Agreement owing to Williams with regard to the June 1, 2004 premium payments made by Wells Fargo under the Credit Agreement.

      (d) Subject to paragraph 8(a) and 8(b) above, commencing at the Effective Time, the Company will continue to provide, or cause to be provided to, Williams and the Trust with a split dollar life insurance program of up to $31,000,000 on the same terms and conditions previously agreed to in writing by the Company, Williams and the Trust, pursuant to the terms of the (i) Split Dollar Insurance Agreement dated March 15, 1990 between the Company and John T. Glover, in his capacity as Trustee under agreement with John A. Williams, dated September 29, 1988; (ii) Split-Dollar Insurance Agreement dated December 23, 1998 by and between John T. Glover, as Trustee under an Irrevocable Agreement of Trust executed by John A. Williams as Grantor dated January 27, 1995, and Post Apartment Homes, as amended on September 29, 1999; (iii) Collateral Assignment dated February 17, 1999 by Owner of certain life insurance policies referenced therein upon the life of John A. Williams in favor of Post Apartment Homes; (iv) Supplemental Collateral Assignment Accompanying First Amendment to Split Dollar Insurance Agreement dated September 1, 1999 by Owner of certain life insurance policies referenced therein upon the life of John A. Williams in favor of Post Apartment Homes; and (v) Split Dollar Continuation Agreement. The Company and Post Apartment Homes, on the one hand, and Williams, on the other hand, shall pay their respective portion of the annual renewal premiums (Williams to pay an amount equal to his then economic benefit and the Company and Post Apartment Homes to pay the balance) owed to each insurance company that has issued the split dollar life insurance policies referenced on Exhibit A to the Split Dollar Continuation Agreement when due, without benefit of payment extensions, grace periods or, except as noted below, "dividend offset" or policy loans. In the event the Company or Post Apartment Homes, on the one hand, or Williams, on the other hand, fail to make any such annual

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premium payment when due, the other party shall be entitled to specific performance pursuant to paragraph 13 of this Agreement; provided, however, neither the Company, Holdings, Services or Post Apartment Homes shall be required to make such annual premium payments for any policy identified on Exhibit A to the Split Dollar Continuation Agreement for any year in which the then current inforce illustration for that policy for that year, prepared by the policy issuer in question, reflects that such policy has reached and remains at the "dividend offset" or "vanishing" point pursuant to which the policy issuer projects that sufficient cash value of paid-up additions has accrued along with projected dividends in such policy to pay all future annual premiums owed on that policy for the remainder of Williams' life, nor shall they have any obligation to make such annual premium payments on any policy after May 2013 regardless of whether that policy has reached the dividend offset or vanishing point. Inforce illustrations will be obtained annually from each insurer of the policies identified on Exhibit A to the Split Dollar Continuation Agreement until June 1, 2013 to determine whether additional annual premiums are required to continue any such policy under the dividend offset or vanishing point provision. For example, assume the Mass Mutual policy #11,551,443 has reached dividend offset in policy year 11 (2008) once annual premiums for policy year 11 have been paid in full. This means the inforce illustration for that policy reflects no additional annual premiums will be required from the policy holder (e.g., the Company/Post Apartment Homes and Williams/Trust) commencing with the policy renewal in year 12 (2010). All future premiums on that policy which come due will be paid from that policy's paid-up additions and/or dividends. However, if a subsequent inforce illustration (e.g. for 2012) reflects insufficient paid-up additions and projected dividends to maintain the dividend offset provision for the remainder of Williams' life and an additional premium is required to once again reach the dividend offset, then the Company/Post Apartment Homes and Williams/Trust each will be required to pay its proportionate share of the annual premium in year 2012 (based on Williams paying a portion of the premium equal to his economic benefit and Company/Post Apartment Homes paying the balance) as so indicated.

      The Company, Holdings, Services and Post Apartment Homes agree to execute such consents as may reasonably be necessary to permit Williams or the Trust to borrow from the cash value of any policy set forth on Exhibit A to the Split Dollar Continuation Agreement, to the extent necessary by Williams or the Trust to make annual premium payments on any policy for which annual premiums are no longer being funded by the Company or Post Apartment Homes and which has not reached and does not remain at the dividend offset or vanishing point, subject to the collateral assignments. All parties agree to execute such additional documentation as may be reasonably requested in order to give effect to the provisions of this paragraph 8.

      9. Mutual Releases; Non-Disparagement; Litigation.

      (a) Subject to the further provisions of this paragraph 9(a), the Company, on behalf of itself, each of its Affiliates which the Company controls and which is not a natural person and each of their respective officers listed on Exhibit B hereto (each, including the Company, a "Company Party", and collectively, the

"Company Parties"), hereby irrevocably and unconditionally releases, acquits, and forever discharges Williams, his spouse, children, heirs, executors, administrators and each of Williams' Affiliates which Williams controls and which is not a natural person, and their respective officers listed on Exhibit C hereto (each, including Williams, a "Williams Party", and collectively, the "Williams Parties") and each natural person identified on Exhibit D hereto (together with the Williams Parties, the "Williams Releasees"), from and with respect to any and all disputes, complaints, claims, counterclaims, actions, causes of action, liabilities, suits or damages (collectively "Claims"), whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Company Party ever had, now has, or hereafter can, will or may have against any of the Williams Releasees for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement, (ii) all rights and obligations of all parties under the Limited Partnership Agreement,
(iii) all rights and obligations of the parties under any agreements relating to Williams' split dollar life insurance program referred to in paragraph 8 above,
(iv) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company or its Affiliates and (v) a specific matter with respect to one of the Williams Releasees as set forth on Exhibit D hereto. The foregoing notwithstanding, the release provided for in this paragraph 9(a) to any natural person identified on Exhibit D hereto shall terminate forty-five calendar days after the date of execution of this Agreement and be of no further force or effect, unless prior to such forty-fifth day such natural person shall have delivered to the Company a corresponding release in the form of Exhibit E hereto, in which case the release of such natural person as provided in this paragraph 9(a) shall continue in full force and effect in perpetuity.

      (b) Subject to the further provisions of this paragraph 9(b), Williams, on behalf of himself and the other Williams Parties, hereby irrevocably and unconditionally releases, acquits, and forever discharges each of the Company Parties and each natural person identified on Exhibit F hereto (together with the Company Parties, the "Company Releasees") from and with respect to any and all Claims, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Williams Party ever had, now has, or hereafter can, will or may have against any of the Company Releasees for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement, (ii) all rights and obligations of all parties under the Limited Partnership Agreement, (iii) all rights and obligations of the parties under any agreements relating to Williams' split dollar life insurance program referred to in paragraph 8 above and (iv) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company or its Affiliates. The foregoing notwithstanding, the release provided for in this paragraph 9(b) to any natural person identified on Exhibit F hereto shall terminate forty-five calendar days after the date of execution of this Agreement and be of no further force or effect, unless prior to such forty-fifth day such natural person shall have delivered to Williams a corresponding release in the form of Exhibit E hereto, in which case the release of such natural person as provided in this paragraph 9(b) shall continue in full force and effect in perpetuity.

      (c) The release provided for in paragraph 9(b) above specifically includes any Claims which any of the Williams Parties have or have had under applicable state or federal law regarding employment discrimination or wages, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. Section 1981; the Age Discrimination in Employment Act, as amended (the "Age Discrimination Act"); the Americans with Disabilities Act; the Family and Medical Leave Act (including any reinstatement rights thereunder); and the Employee Retirement Income Security Act, as amended. The releases in paragraphs 9(a) and 9(b) above specifically include any claims for attorneys' fees or expenses of litigation arising out of any dispute relating to any Claim released herein.

      (d) Effective at the Effective Time and continuing until the Standstill Expiration Date, Williams, on behalf of himself and each of his Affiliates which he controls and is not a natural person, and their respective officers listed on Exhibit C hereto while they are serving as officers, agrees that he and they will not, and will not solicit, cause or encourage others to, make any comments or statements regarding any of the Company Parties, which are derogatory or detrimental to any of the Company Parties. The foregoing shall not apply to compelled testimony, either by legal process, subpoena or otherwise.

      (e) Effective at the Effective Time and continuing until the Standstill Expiration Date, the Company, on behalf of itself and each of its Affiliates which the Company controls and is not a natural person, and each of their respective officers listed on Exhibit B hereto while they are serving as officers, agrees that it and they will not, and will not solicit, cause or encourage others to, make any comments or statements regarding any of the Williams Parties which are derogatory or detrimental to any of the Williams Parties. The foregoing shall not apply to compelled testimony, either by legal process, subpoena or otherwise.

      (f) Effective at the Effective Time and continuing until the Standstill Expiration Date, Williams, on behalf of himself and each of his Affiliates which he controls and is not a natural person, and each of their respective officers listed on Exhibit C hereto while they are serving as officers, agrees that he and they (i) will not initiate any litigation or other legal proceedings against any of the Company Parties, other than with respect to those matters covered by clauses (i) through (iv) in paragraph 9(b) above, and (ii) will not solicit, cause or encourage others to initiate or continue litigation or other legal proceedings against any of the Company Parties.

      (g) Effective at the Effective Time and continuing until the Standstill Expiration Date, the Company, on behalf of itself and each of its Affiliates which the Company controls and is not a natural person, and each of their respective officers listed on Exhibit B hereto while they are serving as officers, agrees that it and they (i) will not initiate any litigation or other legal proceedings against any of the Williams Parties, other than with respect to those matters covered by clauses (i) through
(iv) in paragraph 9(a) above, and (ii) will not solicit, cause or encourage others to initiate or continue litigation or other legal proceedings against any of the Williams Parties.

      (h) The provisions of paragraphs 9(d), 9(e), 9(f) and 9(g) above shall not apply to matters relating to or arising out of a Qualifying Offer.

      10. Press Release. Promptly after the execution of this Agreement by all parties hereto, the Company and Williams will issue a joint press release in the form attached hereto as Exhibit G.

      11. Representations. Williams represents and warrants to the Company that he has had the opportunity to discuss this Agreement with an attorney, and he has been advised by the Company to do so. Williams covenants and agrees that he has been given at least twenty-one days to contemplate the terms of this Agreement before executing it and that if he chooses to execute it in fewer than twenty-one days he does so of his own free will and volition. Notwithstanding any provision contained herein to the contrary, after execution of this Agreement Williams has seven days to revoke his release of all Claims under the Age Discrimination Act by delivering written notice to the Company of his intention to revoke his release of Claims under the Age Discrimination Act; provided, however, if Williams delivers such written notice to the Company, the Company shall be relieved of all obligations to make the payments required by paragraph 4(a) above and all obligations to provide the benefits required by paragraph 4(b) above.

      12. Company Covenant.

      (a) No change in the control, ownership or operations or assets of the Company or any of its Affiliates (however defined) shall have any effect whatsoever on the obligations of the parties to this Agreement.

      (b) As used in this paragraph 12, the term "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) As used in this paragraph 12, the term "Gross Up Payment" shall mean a payment to or on behalf of Williams which shall be sufficient to pay (i) any excise tax described in paragraph 12(d) in full, (ii) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any excise and other additional taxes on such payment, (iii) any interest or penalties assessed by the IRS on Williams (or his estate) which are related to the payment of such excise tax unless such interest or penalties are attributable to Williams' willful misconduct or gross negligence and (iv) any federal, state and local income tax and social security tax and other employment tax on the payment made to pay such interest or penalties as well as any excise and additional taxes on such payment.

      (d) If the Company or the Company's independent accountants determine that any payments and benefits made available to Williams (or his estate) by the Company or an Affiliate of the Company will result in Williams (or his estate) being subject to an excise tax under Section 4999 of the Code (or any successor provision thereof) or if such an excise tax is assessed against Williams (or his estate) as a result of any such payments and other benefits, the Company shall make a Gross Up Payment to or on behalf of Williams (or his estate) as and when any such determination or assessment is made, provided Williams (or his estate) takes such action (other than waiving Williams' (or the estate's) right to any payments or benefits in excess of the payments or benefits which Williams has expressly agreed to waive under this paragraph 12(d)) as the Company reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if the Company or the Company's independent accountants make such a determination and, further, determine that Williams (or his estate) will not be subject to any such excise tax if Williams (or his estate) waives his (or its) right to receive part of such payments or benefits and such part does not exceed $25,000, Williams (or his estate) shall irrevocably waive his (or its) right to receive such part if an independent accountant or lawyer retained by Williams (or his estate) and paid by the Company agrees with the determination made by the Company or the Company's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this paragraph 12(d) shall be made in accordance with Section 280(g) of the Code, including any successor provision thereof, and any applicable related regulations (whether proposed, temporary or final) and any related IRS rulings and any related case law, and if the Company reasonably requests that Williams (or his estate) take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Williams' right to any payments or benefits in excess of the payments or benefits which Williams has expressly agreed to waive under this paragraph 12(d)) and Williams (or his estate) complies with such request, the Company shall provide Williams (or his estate) with such information and such expert advice and assistance from the Company's independent accountants, lawyers and other advisors as Williams (or his estate) may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties interest and other assessments.

      (e) If, in the event of either (x) an actual change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as contemplated under Section 280G of the Code) or
(y) a publicly announced transaction or event which, if consummated or completed, would reasonably be expected to result in a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as contemplated under Section 280G of the Code), Williams' (or his estate's) accountants advise Williams (or his estate) in writing (with a copy of any such writing furnished promptly to the Company) that any of the payments and benefits made available to Williams (or his estate) by the Company or an Affiliate of the Company (whether under this Agreement or otherwise) will result in Williams (or his estate) being subject to an excise tax under Section 4999 of the Code (or any successor provision thereof) and the Company or its accountants have not made such a determination pursuant to paragraph 12(d) above, then Williams (or his estate), may, in his or its discretion (as applicable) and upon written notice to the Company, request a meeting with the Company's accountants (which meeting shall be held within 20 days following the receipt of such notice by the Company) in order to seek to resolve such differences, and the Company shall request that its accountants attend such meeting. If the Company's accountants do not attend such meeting or do not agree with the position of Williams' (or his estate's) accountants after attending such meeting, Williams or his estate may request in writing that the Company seek a private ruling or other determination from the IRS to determine whether or not Williams (or his estate) will be subject to such excise tax.

      (f) Following receipt by the Company of a written request from Williams (or his estate) that the Company seek a private ruling or other determination from the IRS pursuant to paragraph 12(e) above, the Company will submit a private ruling or other request for a determination to the IRS no later than 90 calendar days from the date of the receipt of the request from Williams (or his estate). Prior to such submission to the IRS, the Company will furnish Williams (or his estate) and his (or his estate's) accountants with a draft of such submission, affording them with a reasonable opportunity to review and to provide comments to the Company on the submission, which the Company will consider in good faith. Upon receipt of written notice from Williams (or his estate) that Williams (or his estate) has requested such a ruling or determination from the IRS, the Company will reserve an amount sufficient to satisfy its obligations under paragraph 12(d) above unless and until the IRS shall have ruled or otherwise made a determination with respect to whether or not Williams (or his estate) is required to pay such excise tax. In the event the IRS determines that Williams (or his estate) is required to pay such excise tax, the Company shall pay Williams (or his estate) the amount required to be paid pursuant to paragraph 12(d) above, and shall reimburse Williams (or his estate) for its reasonable expenses (including attorneys' and other professionals' fees and expenses) incurred in connection with paragraphs 12(e) and 12(f).

      (g) If any action at law or in equity is necessary for Williams (or his estate) to enforce or interpret the terms of this paragraph 12, the Company shall pay Williams' (or his estate's) reasonable expenses (including attorneys' and other professionals' fees and expenses) with respect to such action. The provisions of this paragraph 12 shall survive the termination or expiration of this Agreement, unless this Agreement shall be terminated by reason of any breach or default on the part of Williams or the Trust as finally determined by a court of competent jurisdiction with time for appeal having expired.

      13. Specific Performance. Each of Williams and the Trust, on the one hand, and the Company, Holdings, Post Apartment Homes, and Services, on the other, acknowledges and agrees that irreparable harm to the other would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto (the "Moving Party") will be entitled to specific performance of, and injunctive relief to prevent any violation of, the terms hereof and the other party or parties, as the case may be, hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

      14. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and all related matters will be borne by the party incurring such fees and expenses.

      15. Certain Definitions. As used in this Agreement:

      (a) "Affiliates" and "Associates" and derivatives thereof have the meanings set forth in Rule 12b-2 under the Exchange Act, and includes Persons who become Affiliates or Associates of another Person after the date of this Agreement;

      (b) "Confidential or Proprietary Information" means any secret, confidential or proprietary information of the Company or any of its Affiliates not otherwise included in the definition of "Trade Secret". The term "Confidential or Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or any of its Affiliates;

      (c) "Multifamily Property" means any real property on which an upscale multifamily residential-use development has been constructed or is now or hereafter proposed to be constructed (for example, and not by way of limitation, a property of the type managed (whether or not owned) by the Company);

      (d) "Person" means any individual, partnership, corporation, limited liability company, group, syndicate, trust, government or agency thereof, or any other association or entity;

      (e) "Trade Secret" means any trade secret as such term is defined in the Georgia Trade Secrets Act, O.C.G.A. 10-1-760, et seq.; and

      (f) "Voting Securities" means the Company's common stock, any preferred stock issued by the Company and entitled to vote in the election of directors of the Company, and any other securities entitled to vote in the election of directors, or any securities convertible into, or exercisable or exchangeable for, the Company's common stock or other securities entitled to vote in the election of directors of the Company (including, without limitation, Units), whether or not subject to the passage of time or other contingencies.

      16. No Waiver. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      17. Successors and Assigns. All the terms and provisions of this Agreement will inure to the benefit of and will be enforceable by and against the successors and assigns of the parties hereto.

      18. Entire Agreement; Amendments. This Agreement (and the Exhibits hereto) contain the entire understanding of the parties with respect to its subject matter. Except with respect to other agreements specifically referred to herein as remaining in effect subsequent to the Effective Time, there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings whether oral or written other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

      19. Headings. The paragraph headings contained in this Agreement are for reference purposes only and will not effect in any way the meaning or interpretation of this Agreement.

      20. Notices. All notices and other communications hereunder will be in writing and will be given by hand delivery (including by local or overnight courier service) or by facsimile, receipt confirmed, to the respective parties as follows:

      If to Williams or the Trust:

                 John A. Williams
                 Corporate Holdings, LLC
                 Suite 400
                 One Overton Park
                 3625 Cumberland Boulevard
                 Atlanta, Georgia  30339
                 Fax: (770) 818-4101

      with a copy to:

                 McKenna Long & Aldridge LLP
                 Suite 5300
                 303 Peachtree Street
                 Atlanta, Georgia  30308
                 Fax: (404) 527-4198
                 Attention: Leonard A. Silverstein, Esq.

      If to the Company, Holdings, Post Apartment Homes, or Services:

                 c/o Post Properties, Inc.
                 4401 Northside Parkway
                 Suite 800
                 Atlanta, Georgia  30327
                 Fax: (404) 846-7880
                 Attention: Sherry W. Cohen, Executive V.P. & Corporate
                            Secretary
      with copies to:

                 King & Spalding LLP
                 191 Peachtree Street
                 Atlanta, Georgia  30303
                 Fax: (404) 572-5100
                 Attention:  John J. Kelley, III, Esq.

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Four Times Square
                 New York, New York  10036
                 Fax: (212) 735-2000
                 Attention: Daniel E. Stoller, Esq.

or to such other address or fax number as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      21. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflict of laws principles thereof.

      22. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but each of which together will constitute one and the same Agreement.

      23. No Admission of Liability. This Agreement shall not be construed as an admission of liability of any party or any admission that any party has acted in any way wrongfully toward the other. The parties specifically deny and disclaim any such liability and wrongful conduct.

      24. Rule of Construction. This Agreement has been negotiated by all parties, and all parties have participated in the drafting of the language of this Agreement. No rule of construction of contracts requiring that provisions be construed against the drafter of an agreement shall be applied to this Agreement.

      25. Joint and Several Responsibility. The Company, Holdings, Post Apartment Homes and Services shall be jointly and severally liable to Williams and the Trust for all payments and benefits due to or for the benefit of Williams and/or the Trust under the terms of this Agreement.

      26. Severability. In the event any portion or clause of this Agreement is deemed invalid or unenforceable in a court of law, the remainder of this Agreement shall be severed from the invalid or unenforceable portion.

      27. Attorneys' Fees. In any subsequent litigation or other action or proceeding to enforce the terms of this Agreement, whether initiated by Williams, the Trust, the Company, Holdings, Post Apartment Homes, or Services, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, other professionals' fees and costs, expert witness fees and costs, and court or similar costs, from the other party. The provisions of this paragraph 27 shall survive the termination or expiration of this Agreement.

      28. No Setoff. The obligations of the Company, Holdings, Post Apartment Homes, and Services to make the payments specified in this Settlement Agreement shall be absolute, and any claim by the Company, Holdings, Post Apartment Homes, or Services against Williams and/or the Trust shall not operate as a defense to or setoff of any payment obligation by the Company, Holdings, Post Apartment Homes, or Services.

      29. Director and Officer Liability Coverage. The Company, Holdings, Post Apartment Homes and Services and their respective Affiliated entities shall maintain in effect continuing director and officer liability insurance coverage for the benefit of Williams, as a former director and officer, on terms no less favorable to Williams than those provided to any other former director or officer of such entity. Except as specifically provided in this paragraph 29, neither the Company, Holdings, Post Apartment Homes nor Services shall have any obligation to maintain any such continuing director and officer liability insurance coverage for the benefit of Williams. In addition, the Company, Holdings, Post Apartment Homes and Services and their respective Affiliated entities shall indemnify Williams against actual or threatened actions, investigations, claims, suits or proceedings, including shareholder derivative actions, as a former director and officer, on terms no less favorable to Williams than those provided to any other former director or officer of such entity.

      30. Other Covenants.

      (a) Simultaneously with the execution and delivery of this Agreement, Williams is selling to Post Apartment Homes all securities of Services owned by him beneficially or of record pursuant to that certain Purchase and Sale Agreement attached hereto as Exhibit H.

      (b) Williams hereby irrevocably withdraws his demand for a special meeting of shareholders of Services, made pursuant to a letter dated July 28, 2004 from Williams to Services.

      (c) Williams hereby irrevocably withdraws his request to examine books and records of Services, made pursuant to a letter from Williams to Services dated July 30, 2004, as such request may have been thereafter modified or supplemented.

      (d) Simultaneously with the execution and delivery of this Agreement, Williams is selling to Post Apartment Homes all securities of Addison Circle Access, Inc., a Delaware corporation, owned by him beneficially or of record pursuant to that certain Purchase and Sale Agreement attached hereto as Exhibit I.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

ATTEST:                                 POST PROPERTIES, INC.

/s/ Sherry W. Cohen                      /s/ David P. Stockert
-------------------------------------   ---------------------------------------
Name:  Sherry W. Cohen                  Name:  David P. Stockert
Title: EVP and Secretary                Title: President and Chief Executive
            [Corporate Seal]                   Officer

ATTEST:                                 POST GP HOLDINGS, INC.

/s/ Sherry W. Cohen                      /s/ David P. Stockert
-------------------------------------   ---------------------------------------
Name:  Sherry W. Cohen                  Name:  David P. Stockert
Title: EVP and Secretary                Title: President
            [Corporate Seal]

ATTEST:                                 POST APARTMENT HOMES, L.P.

/s/ Sherry W. Cohen                     By: Post GP Holdings, Inc., its
-------------------------------------   General Partner
Name:  Sherry W. Cohen
Title: EVP and Secretary
            [Corporate Seal]
                                        /s/ David P. Stockert
                                        ---------------------------------------
                                        Name:  David P. Stockert
                                        Title: President

ATTEST:                                 POST SERVICES, INC.

/s/ Sherry W. Cohen                     /s/ David P. Stockert
-------------------------------------   ---------------------------------------
Name:  Sherry W. Cohen                  Name:  David P. Stockert
Title: EVP and Secretary                Title: President
            [Corporate Seal]

NOTARY:                                 /s/ John A. Williams
                                        ---------------------------------------
                                        JOHN A. WILLIAMS
/s/ JoAnn Willoughby
-------------------------------------
Name:  JoAnn Willoughby
Title: Executive Assistant
            [Notarial Seal]

NOTARY:                                 THE JOHN A. WILLIAMS
                                        IRREVOCABLE TRUST DATED
/s/ JoAnn Willoughby                    JANUARY 27, 1995
-------------------------------------
Name:  JoAnn Willoughby                 /s/ B. Wilmont Williams
Title: Executive Assistant              ---------------------------------------
            [Notarial Seal]             Name:  B. Wilmont Williams, Trustee
                                        Title: Trustee

                                                                       Exhibit A

                          Form of Notice of Redemption

                              NOTICE OF REDEMPTION

      The undersigned Limited Partner (the "Transferor") hereby irrevocably (i) redeems ________ Common Partnership Units (the "Units") in Post Apartment Homes, L.P. (the "Partnership") in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., as amended (the "Agreement"), and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered and placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, certifies and agrees (a) that the undersigned has good, marketable and unencumbered title to such Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to redeem and surrender such Units as provided herein, and (c) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender.(1)

      In the event that either Post Properties, Inc. or the General Partner (the "Transferee") acquires the Units in the Partnership offered for redemption hereunder pursuant to Section 8.6 of the Agreement, then the Transferor and the Transferee, by its acceptance of the Units, does hereby recognize, acknowledge and agree that the Transferee shall succeed to all of the rights and obligations of the Transferor arising from and after the date hereof with respect to such Units, including, without limitation, the right to receive all distributions from the Partnership (with respect to such Units and the shares of Net Income, Net Losses, Recapture Income, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to such Units, except that the Transferee shall not succeed to (and the Transferor shall retain) the Transferor's obligations under Section 13.3 of the Agreement to make capital contributions to the Partnership with respect to such Units. Accordingly, the Transferor shall continue to be treated as holding such Units solely for the purposes of applying Sections 6.1(B)(4) and 13.3 of the Agreement, and the Transferor shall indemnify and hold the Transferee wholly harmless from and against any liability whatsoever with respect to the obligations of the Transferor under Section 13.3 of the Agreement.

--------------------
(1) To the extent that the Company's Registration Statement on Form S-3 (No. 33-81772) ceases to be effective or is subject to a stop order issued by the Securities and Exchange Commission temporarily suspending the effectiveness of such Registration Statement, this form may be modified to add appropriate representations to support a valid private placement of REIT Shares in connection with a Unit redemption. Notwithstanding the foregoing, to the extent that any REIT Shares issued to Williams or one of his Affiliates pursuant to a Unit redemption are freely tradable pursuant to Rule 144(k) at the time of issuance, the Company will cause such shares to be issued free of any restrictive legends.

      All capitalized terms used herein without definition have the meanings set forth in the Agreement.

Dated: _________________

       Name of Limited Partner: _______________________________________________

                                      _________________________________________
                                             (Signature of Limited Partner)

                                      _________________________________________
                                             (Street Address)

                                      _________________________________________
                                             (City, State, and Zip Code)

                                      Signature Guaranteed by:

                                      _________________________________________

If REIT Shares are to be issued, issue to: _____________________________________

Please insert social security or identifying number: ___________________________

Name: _______________________________________

Address: ____________________________________


                                             ACKNOWLEDGED AND AGREED:

                                             POST APARTMENT HOMES, L.P.

                                             By: POST GP HOLDINGS, INC.
                                             General Partner

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             Attest: ___________________________
                                                     Name:
                                                     Title:

                                                     [CORPORATE SEAL]

                                             By: POST LP HOLDINGS, INC., a
                                                 Limited Partner, for itself and
                                                 as attorney-in-fact for Limited
                                                 Partners (other than Post LP
                                                 Holdings, Inc.)

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             Attest: ___________________________
                                                   Name:
                                                   Title:

                                                   [CORPORATE SEAL]

                                                                       Exhibit B

                             Company Officers

                               Sherry W. Cohen
                               John B. Mears
                               Christopher J. Papa
                               Arthur J. Quirk
                               Thomas D. Senkbeil
                               David P. Stockert
                               Thomas L. Wilkes

                                                                       Exhibit C

                                Williams Officers

                                 John A. Williams, Jr.
                                 Mark A. Johnson
                                 Susan D. Porter
                                 Jo Ann Willoughby

                                                                       Exhibit D

                          Additional Williams Releasees

                              Walter C. Butler, III
                              Margaret C. Condon
                              Richard A. Denny, III
                              Brian Drummond
                              W. Daniel Faulk, Jr.*

----------------------
* Notwithstanding the provisions of paragraph 9(a), it is understood and agreed by all parties that any release by any Company Party in favor of W. Daniel Faulk, Jr. shall expressly exclude any and all of Mr. Faulk's obligations under that certain Promissory Note, dated December 12, 1999, pursuant to which Mr. Faulk promises to make certain payments to Post Apartment Homes L.P.

                                                                       Exhibit E

                                 Form of Release

                                     RELEASE

      In consideration of obtaining a Release from the [Williams/Company] Parties as set forth in paragraph [9(a)/9(b)] of that certain Settlement and Separation Agreement, dated August 27, 2004 (the "Settlement Agreement"), by and among John A. Williams, an individual resident of the State of Georgia ("Williams"), and The John A. Williams Irrevocable Trust Dated January 27, 1995, on the one hand, and Post Properties, Inc., a Georgia corporation (the "Company"), Post GP Holdings, Inc., a Georgia corporation, Post Apartment Homes, L.P., a Georgia limited partnership, and Post Services, Inc., a Georgia corporation, on the other, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby irrevocably and unconditionally releases, acquits, and forever discharges each of the [Williams/Company] Parties from and with respect to any and all disputes, complaints, claims, counterclaims, actions, causes of action, liabilities, suits or damages (collectively "Claims"), whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that the undersigned ever had, now has, or hereafter can, will or may have against any [Company/Williams] Party for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date of the Settlement Agreement, but expressly excluding (i) all rights and obligations of all parties under the Post Apartment Homes, L.P. Limited Partnership Agreement and (ii) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company, or its Affiliates. Capitalized terms used in this Release and not otherwise defined in this Release shall have the meanings ascribed to them in the Settlement Agreement.

      The undersigned represents and warrants that [he/she] has had the opportunity to discuss the terms of this Release with an attorney, that the undersigned understands its terms and that the undersigned has executed and delivered this Release freely, voluntarily and without coercion.

                                Name (Signature): ___________________________

                                  Name (Print): _____________________________

                                      Dated: _____________ ____, 2004

                                                                       Exhibit F

                          Additional Company Releasees

                               Lori K. Addicks
                               Robert L. Anderson
                               Janet M. Appling
                               S. Glenn Austin
                               Arthur M. Blank
                               Herschel M. Bloom
                               Carl D. Bonner
                               Patricia R. Carlson
                               Douglas Crocker II
                               Walter M. Deriso, Jr.
                               Russell R. French
                               John T. Glover
                               Robert C. Goddard, III
                               John Hooks
                               M. Catherine Howell
                               Janie S. Maddox
                               Nicholas B. Paumgarten
                               Charles E. Rice
                               Linda J. Ricklef
                               Glen P. Smith
                               David P. Stockert
                               L. Barry Teague
                               S. Jamie Teabo
                               Todd T. Tibbitts
                               Laura J. Vanloh
                               Ronald de Waal

                                                                       Exhibit G

                              Form of Press Release

                  POST PROPERTIES AND JOHN WILLIAMS RESOLVE ALL
                             OUTSTANDING DIFFERENCES

      -- Williams Steps Down From Board of Directors of Post Properties --

ATLANTA, August 27, 2004 -- Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, and John A. Williams, the Company's founder and Chairman Emeritus, jointly announced today that they have entered into a settlement agreement resolving all their outstanding differences.

Under the terms of the agreement, Mr. Williams' Employment Agreement and Noncompetition Agreement have been terminated. In addition, Mr. Williams resigned from Post Properties' Board of Directors effective immediately. The Company agreed to continue to provide Mr. Williams with certain payments and benefits until May 31, 2013, which would have been the approximate expiration date of the Employment Agreement.

The agreement provides for customary standstill covenants by Mr. Williams for a period of seven years. The parties also exchanged mutual releases and agreed to non-disparagement and no litigation covenants.

In February 2003, the Company recorded a charge for the present value of the estimated payments under Mr. Williams' Employment Agreement. Because the present value of the estimated payments under the settlement agreement approximates the Company's remaining accrued charge under the Employment Agreement, the Company does not currently anticipate an additional accrual in connection with this settlement.

Robert C. Goddard, III, the Company's Chairman of the Board, said, "We are extremely pleased that we have been able to put our differences behind us, and that the Board and management can focus their full attention on the Company's business and improving value for the benefit of all shareholders. This past year and a half has been a challenging period for the Company, but I believe we have emerged with a Board of Directors which is united in its determination to help the Company realize the value of its assets. Post Properties owes much to John Williams, and we wish him well in the future."

Mr. Williams said, "This was the right time for an amicable parting. My activism has resulted in positive changes at Post Properties, particularly in the important area of corporate governance. And, with three new recently-elected, independent directors in place, I am now comfortable leaving my position on the Post Properties Board of Directors. I intend to pursue my own interests in real estate investment and development, and I will always maintain a deep affection for Post."

                          [INSERT STANDARD PARAGRAPHS]

                                                                       Exhibit H

                 STOCK TRANSFER, RELEASE AND INDEMNITY AGREEMENT

      STOCK TRANSFER AGREEMENT, dated as of August 27, 2004 (this "Agreement"), between John A. Williams (the "Seller"), an individual resident of the State of Georgia, Post Apartment Homes, L.P. (the "Purchaser"), a Georgia limited partnership and Post Services, Inc., a Georgia corporation (the "Company").

                                   BACKGROUND

      The Seller is the owner of Fifty Five (55) shares (the "Shares") of Voting Common Stock, $.01 par value per share, of the Company. The Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser, on the terms and conditions set forth below. In connection with such purchase and sale, the parties to this Agreement also desire to enter into a mutual release and to provide certain indemnities.

      NOW, THEREFORE, the parties hereto for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged hereby agree as follows:

            1. Sale of Shares; Purchase Price.

                  (a) Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Shares from the Seller, and the Seller shall sell the Shares to the Purchaser, for a total price of Eleven Thousand Dollars ($11,000.00) (the "Purchase Price").

                  (b) The Seller has delivered to the Purchaser certificate number 1 of the Company representing 1 share of Voting Common Stock and certificate number 4 of the Company representing 54 shares of Voting Common Stock each accompanied by an executed stock transfer power duly endorsed in blank, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever against delivery by the Purchaser of a check in the amount of the Purchase Price.

            2. Representations and Warranties of Seller. The Seller represents and warrants that:

                  (a) The Seller owns the Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

                  (b) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

                  (c) The Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker or other intermediary.

            3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

                  (a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on the Purchaser and is enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

                  (b) The Purchaser is acquiring the Shares for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

                  (c) Purchaser understands that the Shares have not been registered under the Act or under any state securities laws and, therefore, cannot be resold unless they are registered thereunder or unless an exemption from registration is available. Purchaser has reviewed the form of the certificate representing such Shares and understand that it bears a legend reflecting the foregoing restrictions.

            4. Mutual Release.

                  (a) Subject to the further provisions of this paragraph 5(a), the Purchaser and the Company (collectively, the "Company Parties"), hereby irrevocably and unconditionally release, acquit, and forever discharge the Seller, his spouse, children, heirs, executors and administrators (together, the "Seller Parties"), from and with respect to any and all disputes, complaints, claims, counterclaims, actions, causes of action, liabilities, suits or damages (collectively "Claims"), whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that the Company Parties ever had, now has, or hereafter can, will or may have against any of the Seller Parties for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof relating to the Company, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement and (ii) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company.

                  (b) Subject to the further provisions of this paragraph 5(b), the Seller, on behalf of himself and the other Seller Parties, hereby irrevocably and unconditionally releases, acquits, and forever discharges each of the Company Parties from and with respect to any and all Claims, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Seller Party ever had, now has, or hereafter can, will or may have against any of the Company Parties for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof relating to the Company, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement, and (ii) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company.

            5. Indemnification.

                  (a) The Company and the Purchaser shall jointly and severally indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in this Agreement, then to the maximum extent authorized by law, the Seller, if he is made a party to a proceeding because he is or was a director or officer of the Company, against liability, incurred in the proceeding, if he acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interest of the Company, and in all other cases, acted in a manner he reasonably believed was not opposed to the best interest of the Company, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.

                  (b) The Company and the Purchaser shall jointly and severally pay for or reimburse the reasonable expenses incurred by the Seller if he becomes party to a proceeding, if in advance of disposition of a proceeding:

                        (i) the Seller furnishes the Company and the Purchaser a
                  written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 6(a) above; and

                        (ii) the Seller furnishes the Company and the Purchaser
                  a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

To the extent not otherwise defined, terms used in this Section 6 shall have the meanings set forth in Section 14-2-850 of the Georgia Business Corporation Code.

            6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

            7. Governing Law. This Agreement shall in all respects be governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

            8. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

            9. Assignment. Neither party may assign their rights or delegate their duties hereunder without the prior written consent of the other party.

            10. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

            11. Attorneys Fees. In any subsequent litigation or other action or proceeding to enforce the terms of this Agreement, whether initiated by Seller, the Company or the Purchaser, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, other professionals' fees and costs, expert witness fees and costs, and court or similar costs, from the other party.

            12. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      SELLER:

                                      ________________________________________
                                      John A. Williams

                                      PURCHASER:

                                      POST APARTMENT HOMES, L.P.

                                      By: Post GP Holdings, Inc., its general
                                          partner

                                      By: ____________________________________
                                          Sherry W. Cohen
                                          Executive Vice President
                                          and Secretary

                                      THE COMPANY:

                                      POST SERVICES, INC.

                                      By: ____________________________________
                                          Sherry W. Cohen
                                          Executive Vice President
                                          and Secretary

                                                                       Exhibit I

                 STOCK TRANSFER, RELEASE AND INDEMNITY AGREEMENT

      STOCK TRANSFER AGREEMENT, dated as of August 27, 2004 (this "Agreement"), between John A. Williams (the "Seller"), an individual resident of the State of Georgia and Post Apartment Homes, L.P. (the "Purchaser"), a Georgia limited partnership and Addison Circle Access, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

      The Seller is the owner of Twenty Four (24) shares (the "Shares") of Voting Common Stock, $.01 par value per share, of the Company. The Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser, on the terms and conditions set forth below. In connection with such purchase and sale, the parties to this Agreement also desire to enter into a mutual release and to provide certain indemnities.

      NOW, THEREFORE, the parties hereto for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged hereby agree as follows:

               1. Sale of Shares; Purchase Price.

                  (a) Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Shares from the Seller, and the Seller shall sell the Shares to the Purchaser, for a total price of Two Thousand Four Hundred Dollars ($2,400) (the "Purchase Price").

                  (b) The Seller has delivered to the Purchaser certificate number 005 of the Company representing 24 shares of Voting Common Stock which is accompanied by an executed stock transfer power duly endorsed in blank, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever against delivery by the Purchaser of a check in the amount of the Purchase Price.

               2. Representations and Warranties of Seller. The Seller represents and warrants that:

                  (a) The Seller owns the Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

                  (b) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

                  (c) The Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker or other intermediary.

                  3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

                  (a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on the Purchaser and is enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

                  (b) The Purchaser is acquiring the Shares for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

                  (c) Purchaser understands that the Shares have not been registered under the Act or under any state securities laws and, therefore, cannot be resold unless they are registered thereunder or unless an exemption from registration is available. Purchaser has reviewed the form of the certificate representing such Shares and understand that it bears a legend reflecting the foregoing restrictions.

                  4. Mutual Release.

                  (a) Subject to the further provisions of this paragraph 5(a), the Purchaser and the Company (collectively, the "Company Parties"), hereby irrevocably and unconditionally release, acquit, and forever discharge the Seller, his spouse, children, heirs, executors and administrators (together, the "Seller Parties"), from and with respect to any and all disputes, complaints, claims, counterclaims, actions, causes of action, liabilities, suits or damages (collectively "Claims"), whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that the Company Parties ever had, now has, or hereafter can, will or may have against any of the Seller Parties for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof relating to the Company, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement and (ii) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company.

                  (b) Subject to the further provisions of this paragraph 5(b), the Seller, on behalf of himself and the other Seller Parties, hereby irrevocably and unconditionally releases, acquits, and forever discharges each of the Company Parties from and with respect to any and all Claims, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Seller Party ever had, now has, or hereafter can, will or may have against any of the Company Parties for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof relating to the Company, but expressly excluding (i) any Claim relating to the performance of such parties' obligations under this Agreement or for breach of or to enforce this Agreement, and (ii) any Claims or other matters substantially unrelated to, or not arising from or out of, the business, affairs, operations, assets, properties, policies or practices of the Company.

            5. Indemnification. The Company and the Purchaser shall jointly and severally indemnify the Seller for any and all actions taken as a director, officer, employee or agent of the Company to the fullest extent permitted by the General Corporation Law of Delaware. Notwithstanding the foregoing, to the extent that the General Corporation Law of Delaware from time to time in effect shall permit indemnification that is broader than provided in this Agreement, then the Company and the Purchaser shall jointly and severally indemnify the Seller to the maximum extent authorized by law. In addition, the Company and the Purchaser shall jointly and severally advance certain expenses to the Seller in accordance with Section 145 of the General Corporation Law of Delaware; provided, that, in connection with the advancement of any such expenses, the Seller must provide an undertaking to repay any such expenses if it shall ultimately be determined that the Seller is not entitled to be indemnified by the Company or the Purchaser.

            6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

            7. Governing Law. This Agreement shall in all respects be governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

            8. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

            9. Assignment. Neither party may assign their rights or delegate their duties hereunder without the prior written consent of the other party.

            10. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

            11. Attorneys Fees. In any subsequent litigation or other action or proceeding to enforce the terms of this Agreement, whether initiated by Seller, the Company or the Purchaser, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, other professionals' fees and costs, expert witness fees and costs, and court or similar costs, from the other party.

            12. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      SELLER:

                                      ____________________________________
                                      John A. Williams

                                      PURCHASER:

                                      POST APARTMENT HOMES, L.P.

                                      By: Post GP Holdings, Inc., its
                                          general partner

                                      By: ________________________________
                                          Sherry W. Cohen
                                          Executive Vice President
                                          and Secretary

                                      THE COMPANY:

                                      ADDISON CIRCLE ACCESS, INC.

                                      By: ________________________________
                                          Sherry W. Cohen
                                          Executive Vice President
                                          and Secretary